UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2008 (January 21, 2008)

DEBUT BROADCASTING CORPORATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50762	88-0417389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1209 16th Avenue South, Suite 200
Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 866-0530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 21, 2008, Debut Broadcasting Corporation, Inc., a Nevada corporation (the “Company”), issued a promissory note (the “Note”) to Remington Partners, Inc., a California corporation (the “Holder”), in the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) in consideration for a loan in the same amount from the Holder. The Note is due and payable on January 31, 2009 and bears interest at the rate of 18% per annum, payable monthly, with additional interest at 2% per annum for late payments beyond 10 days of the due date. The Note may be prepaid at any time, provided that a minimum of six months’ interest shall have been paid under the Note.

The Company also issued to the Holder a warrant to purchase 62,500 shares of common stock of the Company at a purchase price of One Dollar ($1.00) per share (the “Warrant”). The Warrant allows for a cashless exercise upon the Holder’s election and is exercisable at the earlier of any time before January 30, 2011 or upon sale of the Company, sale of substantially all of the assets or the Company or a merger or consolidation of the Company with any other entity that involves a change in control.

The descriptions of the Note and the Warrant set forth herein do no purport to be complete and are subject to and qualified in their entirety by reference to the texts of the Note and the Warrant, copies of which are included as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements
None.

(b)	Pro Forma Financial Statements
None.

(d)	Exhibits

	Exhibit 10.1	Promissory Note, dated January 21, 2008, issued to Remington Partners, Inc.

	Exhibit 10.2	Warrant, dated January 20, 2008, issued to Remington Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBUT BROADCASTING CORPORATION, INC.
(Registrant)

Date: January 25, 2008
	By:	/s/ Steven Ludwig
Steven Ludwig
Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Promissory Note, dated January 21, 2008, issued to Remington Partners, Inc.

Exhibit 10.2	Warrant, dated January 20, 2008, issued to Remington Partners, Inc.